UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Interstate Hotels & Resorts, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 18, 2009

Dear Interstate Associates,

On behalf of the board of directors and our executive management team, I am very pleased to report that earlier today, we announced that Interstate signed a definitive agreement to be acquired by a 50/50 joint venture partnership between subsidiaries of Thayer Hotel Investors V-A LP, a private equity fund sponsored by Thayer Lodging Group, and Shanghai Jin Jiang International Hotels (Group) Company Limited, the largest hotel group in China. The joint venture will pay cash of $2.25 per share for all of the common stock and operating partnership units outstanding.

Thayer is a highly regarded hotel investment group based in Annapolis, Md., and Jin Jiang is one of the world's largest hoteliers based in Shanghai, China, ranked 13th in the world according to room count. Combined, they add tremendous depth to our structure both with their industry expertise and financial capital.

Interstate's organizational structure, including all regional teams, will remain following the merger. We will retain the Interstate name, separate identity and headquarters in Arlington, Virginia. There are no planned changes to our associate benefits programs.

We expect to be a much more financially sound company following closing of this transaction and we anticipate strong support from our hotel owners, as we communicate with them over the next few days. We are indeed energized by this transaction and believe it will have both short- and long-term positive benefits for the operation of our hotels.

I am sure that many of you will have questions that I have not answered in this letter regarding this transaction and what it means to our hotels and to you personally. We will hold a call later today to answer those questions.

Thank you for your time and all of your continued hard work. I am very proud to be part of an organization with over 18,000 team members, who together have achieved an unsurpassed amount of success in the industry.

I look forward to speaking with you later today.

Thomas F. Hewitt

Chairman and

Chief Executive Officer

In connection with the proposed transaction, Interstate intends to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSTATE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Interstate shareholders.

Investors and security holders will be able to obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Christopher L. Bennett, Secretary, at Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203, or by visiting our website, where Interstate makes available filings with the SEC as soon as reasonably practicable after they are electronically filed with the SEC.

Interstate Hotels & Resorts, Inc. and its directors, executive officers and certain other members of Interstate management may be deemed to be participants in the solicitation of proxies from Interstate shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement to be filed with the SEC. In addition, information about Interstate's directors, executive officers and members of management is contained in Interstate's most recent proxy statement and annual report on Form 10-K, which are available on Interstate's website and at www.sec.gov.

December 18, 2009

As we head into a new year, I want to take this opportunity to reiterate Interstate's commitment to our customers, specifically our commitment to maximize hotel profits during these very challenging times. Each and every associate from the hotels to the corporate office shares in this objective.

While 2009 was certainly one of the most difficult years in the company's history, Interstate associates remained focused on improving hotel operations and pursuing profits by finding new, effective ways to compete. Concurrently, at corporate, we extended our senior credit facility to 2012, a strong vote of confidence from the lender group, and a few weeks later, our stock resumed trading on the NYSE after an unprecedented successful appeal process. Today, we remain in excellent standing with the NYSE.

I am very pleased to report that earlier today Interstate signed a definitive agreement to be acquired by a 50/50 joint venture partnership between subsidiaries of Thayer Hotel Investors V-A LP, a private equity fund sponsored by Thayer Lodging Group, and Shanghai Jin Jiang International Hotels (Group) Company Limited, the largest hotel group in China, ranked 13th in the world.

Through this transaction, we will be well positioned to utilize the tremendous expertise and financial capital of Thayer and Jin Jiang Hotels to pursue a wide range of important initiatives that we believe will enhance our relationship with you.

Our focus is to make the transition from a public entity to a private company essentially invisible for you and your hotel(s) and we want to assure you that this transaction will not disrupt the high level of service that you have come to expect from Interstate.

We are indeed energized by this transaction and believe it will have both short- and long-term positive benefits for the operation of your hotel real estate.

We note that today's announcement is an initial step and, in the coming months, we will be seeking shareholder and other approvals for the transaction.

If you have any questions, please don't hesitate to call me.

As always, we greatly appreciate your continued support.

Thomas F. Hewitt

Chairman and

Chief Executive Officer

In connection with the proposed transaction, Interstate intends to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSTATE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Interstate shareholders.

Investors and security holders will be able to obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Christopher L. Bennett, Secretary, at Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203, or by visiting our website, where Interstate makes available filings with the SEC as soon as reasonably practicable after they are electronically filed with the SEC.

Interstate Hotels & Resorts, Inc. and its directors, executive officers and certain other members of Interstate management may be deemed to be participants in the solicitation of proxies from Interstate shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement to be filed with the SEC. In addition, information about Interstate's directors, executive officers and members of management is contained in Interstate's most recent proxy statement and annual report on Form 10-K, which are available on Interstate's website and at www.sec.gov.